EXHIBIT 23.1 - Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement (No. 333-84055) on form S-8 of Paychex, Inc. of our report dated June 10, 2014, relating to the financial statements and supplemental schedule of the Paychex, Inc. 401(k) Incentive Retirement Plan, which appears in this Annual Report on Form 11-K of the Paychex, Inc. 401(k) Incentive Retirement Plan for the year ended December 31, 2013.

/s/ Insero & Company CPAs, P.C.

Insero & Company CPAs, P.C.
Certified Public Accountants

Rochester, New York
June 10, 2014

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